Exhibit 5.1

December 14, 2017

Akers Biosciences, Inc. 201 Grove Street, Thorofare, NJ 08086

RE:	Amendment No. 3 to Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to you, Akers Biosciences, Inc., a New Jersey corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-221746) (the “Registration Statement”) with respect to (i) 7,692,308 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, no par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”) at an exercise price equal to 125% of the public offering price of the Class A Units per whole share of common stock; (ii) 3,000 Class B Units (the “Class B Units”), with each Class B Unit consisting of one share of Series B Convertible Preferred Stock, no par value per share (the “Series B Convertible Preferred Stock”), together with the equivalent number of Warrants as would have been issued to such purchaser of Class B Units if they had purchased Class A Units based on the public offering price for the Class A Units; (iii) Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (the “Conversion Shares”) as set forth in the Certificate of Designation for the Series B Convertible Preferred Stock, the form of which is filed as an exhibit to the Registration Statement; (iv) Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); and (v) up to 769,231 shares of the Company’s common stock, no par value per share, underlying the Underwriter’s Warrants (the “Underlying Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that: (i) the shares of Common Stock included in the Class A Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the shares of Series B Convertible Preferred Stock included in the Class B Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iii) the Conversion Shares, when issued upon exercise of the Series B Convertible Preferred Stock, will be validly issued, fully paid and non-assessable; (iv) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (v) the Series B Convertible Preferred Stock and Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (vi) the Class A Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable , and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (vii) the Class B Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (viii) the Underwriter Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ix) the Underlying Shares, when issued upon exercise of the Underwriter Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of the State of New Jersey, including the Constitution of the State of New Jersey, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws. We are members of the Bar of the State of New York and the State of New Jersey. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York and the New Jersey Statutes (“NJS”). This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP